UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 19, 2017
SEMGROUP CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 1500
Tulsa, OK 74136-4231
(Address of Principal Executive Offices) (Zip Code)
(918) 524-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously reported, Ms. Candice L. Cheeseman, age 61, advised SemGroup Corporation (the “Company”) that she intended to retire as Vice President and General Counsel of the Company. Ms. Cheeseman retired as an officer of the Company effective June 19, 2017. Following Ms. Cheeseman’s retirement as an officer of the Company, she will continue her employment as an at-will employee of SemManagement, L.L.C. (“SemManagement”), a subsidiary of the Company, in order to facilitate a smooth transition of leadership responsibilities until such time as either SemManagement elects to terminate Ms. Cheeseman’s employment or Ms. Cheeseman resigns (the “End Date”).

(e) Following the End Date and subject to certain conditions, Ms. Cheeseman’s 15,732 shares of Company restricted stock will vest in full together with associated unvested dividends and she will be eligible to participate in the Company’s short-term incentive program on a pro-rated basis with respect to any award that may be granted pursuant to such program for the year ending December 31, 2017.

Item 7.01 Regulation FD Disclosure.

The Board of Directors of the Company appointed Susan Lindberg, age 52, as Vice President and General Counsel of the Company effective June 19, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION
Date: June 21, 2017
By: /s/ William H. Gault
William H. Gault
Secretary